                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                   Affiliated Computer Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                    ACS LOGO

                       AFFILIATED COMPUTER SERVICES, INC.
                           2828 North Haskell Avenue
                              Dallas, Texas 75204

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held October 26, 2000

To the Stockholders of
AFFILIATED COMPUTER SERVICES, INC.:

     The Annual Meeting of Stockholders of Affiliated Computer Services, Inc. will be held at Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas 75204 on October 26, 2000 at 11:00 a.m. for the following purposes:

          1. To elect two directors to hold office for a three year term and until their respective successors shall have been duly elected and qualified;

          2. To consider and vote upon the performance-based incentive compensation for the company's executive officers; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 22, 2000 as the record date for the determination of stockholders of ACS entitled to notice of, and to vote at, the Annual Meeting of Stockholders. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. A holder of shares of the ACS' Class A common stock is entitled to one vote, in person or by proxy, for each share of Class A common stock on all matters properly brought before the Annual Meeting, and a holder of shares of the ACS' Class B common stock will be entitled to 10 votes, in person or by proxy, for each share of Class B common stock on all matters properly brought before the Annual Meeting.

     ALL HOLDERS OF ACS' CLASS A COMMON STOCK AND CLASS B COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                            By Order of the Board of Directors

                                            /s/ WILLIAM L. DECKELMAN, JR.

                                                William L. Deckelman, Jr.
                                                    Corporate Secretary

September 28, 2000

                       AFFILIATED COMPUTER SERVICES, INC.
                           2828 NORTH HASKELL AVENUE
                              DALLAS, TEXAS 75204

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 26, 2000

                              GENERAL INFORMATION

     This proxy statement is being furnished to stockholders of record, as of September 22, 2000, of Affiliated Computer Services, Inc. (a Delaware corporation) in connection with the solicitation by the Board of Directors of ACS of proxies to be voted at the Annual Meeting of Stockholders to be held at Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas 75204, on October 26, 2000, at 11:00 a.m., Dallas time, or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing this proxy statement and enclosed form of proxy to stockholders is on or about September 29, 2000.

RECORD DATE AND VOTING


     The Board of Directors of ACS has fixed the close of business on September 22, 2000 as the record date for the Annual Meeting. Only holders of record of the outstanding shares of Class A common stock and Class B common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the close of business on the record date, ACS had outstanding 46,482,456 shares of Class A common stock, $0.01 par value, and 3,299,686 shares of Class B common stock, $0.01 par value. A holder of shares of Class A common stock is entitled to one vote, in person or by proxy, for each share of Class A common stock standing in his or her name on the books of ACS on the record date on any matters properly presented to a vote of the stockholders at the Annual Meeting. A holder of shares of Class B common stock is entitled to 10 votes, in person or by proxy, for each share of Class B common stock standing in his or her name on the books of ACS on the record date on any matter properly presented to a vote of the stockholders at the Annual Meeting. The Class A common stock and the Class B common stock are the only classes of stock entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting or any adjournment thereof is necessary to constitute a quorum to transact business. Abstentions are counted in tabulations of votes cast on proposals submitted to stockholders to determine the total number of votes cast. Abstentions are not counted as votes for or against any such proposal. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.


VOTE REQUIRED

     The affirmative vote of the holders of shares of Class A common stock and Class B common stock, voting together as a class, having a plurality of the voting power of ACS, in person or by proxy, is required to approve Proposal 1, the proposal to elect directors. The affirmative vote of the holders of shares of Class A common stock and Class B common stock, voting together as a class, having a majority of the voting power of ACS eligible to vote and voting, either in person or by proxy, at the Annual Meeting, is required to approve Proposal 2, the proposal to approve the performance-based incentive compensation for ACS' executive officers.

PROXY SOLICITATION, REVOCATION AND EXPENSES

     All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted as indicated on the proxy. If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by (i) filing a written notice of revocation received by the person or persons named therein, (ii) the stockholder attending the Annual Meeting and voting the shares covered thereby in person, or (iii) delivering another duly executed proxy dated subsequent to the date thereof to the addressee named in the enclosed proxy.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election of directors named below and to approve the performance-based compensation for ACS' executive officers. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of a matter called for vote.

     The cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form and the cost of soliciting proxies related to the Annual Meeting will be borne by ACS. ACS will request banks and brokers to solicit their customers who are beneficial owners of shares of common stock listed of record in names of nominees, and will reimburse such banks and brokers for the reasonable out-of-pocket expenses for such solicitation.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the record date, certain information with respect to the shares of Class A common stock and the Class B common stock beneficially owned by stockholders known to ACS to own more than 5% of the outstanding shares of such classes and the shares of Class A common stock and Class B common stock beneficially owned by each of ACS' directors and executive officers and by all ACS' executive officers and directors as a group:


                                                  PERCENT OF      AMOUNT      PERCENT OF
                                   AMOUNT AND       TOTAL       AND NATURE      TOTAL
                                   NATURE OF        SHARES          OF        SHARES OF     PERCENT OF TOTAL
                                   BENEFICIAL     OF CLASS A    BENEFICIAL     CLASS B      SHARES OF CLASS A
                                  OWNERSHIP OF      COMMON      OWNERSHIP       COMMON         AND CLASS B      PERCENT OF
                                    CLASS A         STOCK       OF CLASS B      STOCK         COMMON STOCK        TOTAL
                                     COMMON         OWNED         COMMON        OWNED             OWNED           VOTING
DIRECTORS AND EXECUTIVE OFFICERS     STOCK       BENEFICIALLY     STOCK      BENEFICIALLY     BENEFICIALLY       POWER(1)
--------------------------------  ------------   ------------   ----------   ------------   -----------------   ----------
Darwin Deason(2)...............    2,572,025       5.44%        3,299,686        100%          11.61%           44.31%
Jeffrey A. Rich(3).............      199,820           *               --         --                *                *
Mark A. King(4)................       90,405           *               --         --                *                *
Henry G. Hortenstine(5)........      105,856           *               --         --                *                *
William A. Woodard(6)..........        4,009           *               --         --                *                *
Lynn R. Blodgett...............       18,000           *               --         --                *                *
William L. Deckelman, Jr. .....           --          --               --         --                *               --
Frank A. Rossi(7)..............       55,000           *               --         --                *                *
Joseph P. O'Neill(8)...........       43,810           *               --         --                *                *
Peter A. Bracken(9)............      149,463           *               --         --                *                *
Clifford M. Kendall(10)........      320,655           *               --         --                *                *

All Executive Officers and
  Directors as a Group (eleven
  persons)(11).................    3,559,043       7.53%        3,299,686        100%          13.56%           45.54%

BENEFICIAL OWNERS OF MORE THAN 5% OF ACS' COMMON STOCK (12)

T. Rowe Price Associates,
  Inc. ........................    5,190,000      10.98%               --         --           10.26%            6.47%
  100 E. Pratt Street
  Baltimore, MD 21202

Massachusetts Financial Services
  Company......................    3,856,000       8,16%               --         --            7.62%            4.80%
  500 Boylston Street
  Boston, MA 02116

Franklin Advisors, Inc. .......    2,862,000       6.05%               --         --            5.66%            3.57%
  777 Mariners Island
  San Mateo, CA 94404

Wellington Management Company...   2,822,000       5.97%               --         --            5.58%            3.52%
  75 State Street
  Boston, MA 02109


---------------

  *  Less than 1%.

 (1) In calculating the percent of total voting power, the voting power of shares of Class A common stock (one vote per share) and Class B common stock (ten votes per share) are aggregated.

 (2) 3,299,686 of the shares of ACS Class B common stock listed and 1,003,397 of the shares of ACS Class A common stock listed are owned by The Deason International Trust. 67,851 of the shares of ACS Class A common stock listed are owned by the Deason Foundation. Mr. Deason holds the sole voting power with respect to such shares through an irrevocable board resolution passed by the Trust and the Foundation. The investment power with respect to such shares is held by the Trust and the Foundation. The shares of ACS Class A common stock include 7,310 shares owned by Mr. Deason's spouse and spouse's daughter, as to which shares Mr. Deason disclaims beneficial ownership and 1,767 shares owned by Mr. Deason under the ACS Employee Stock Purchase Plan.

 (3) Includes 172,050 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date; 88 shares owned through the ACS 401(k) Plan; and 496 shares owned through the ACS Employee Stock Purchase Plan.

 (4) Includes 40,014 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date; 5,689 shares of ACS Class A common stock owned by Mr. King's spouse (of which 1,000 shares are in an IRA of Mr. King's spouse), to which Mr. King disclaims beneficial ownership; 897 shares of ACS Class A common stock owned through the ACS 401(k) Plan; 2,993 shares of ACS Class A common stock owned by Mr. King through the ACS Employee Stock Purchase Plan; and 2,000 shares of Class A common stock owned by Mr. King in an IRA.

 (5) Includes 103,970 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date; 1,815 shares owned through the ACS Employee Stock Purchase Plan; and 71 shares owned through the ACS 401(k) Plan.

 (6) Includes 1,112 shares of Class A Common Stock owned owned through the ACS Employee Stock Purchase Plan and 2,897 shares owned through the ACS 401(k) Plan.

 (7) Includes 45,000 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date.

 (8) Includes 20,000 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date.


 (9) Includes 85,360 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date; 609 shares of Class A common stock owned jointly by Mr. Bracken with his spouse; 1,279 shares of Class A common stock owned by Mr. Bracken through the ACS Employee Stock Purchase Plan; and 1,855 shares owned through the ACS 401(k) Plan.


(10) Includes 145,385 shares of ACS Class A common stock owned by Mr. Kendall's spouse, as to which Mr. Kendall disclaims beneficial ownership, and 2,409 shares owned by Mr. Kendall in an individual retirement account.

(11) Includes 471,394 shares of ACS Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date; 5,808 shares of ACS Class A common stock owned through the ACS 401(k) Plan; and 9,462 shares of ACS Class A common stock owned under the ACS Employee Stock Purchase Plan.

(12) Based on filings by the stockholder with the Securities and Exchange Commission.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors is comprised of nine directors, divided into three classes. Messrs. Hortenstine, O'Neill, Rossi and Kendall are in the class whose terms expire in 2002; Messrs. King, Deckelman and Bracken are in the class whose terms expire in 2001. The third class of directors, each of whom currently serves on the Board of Directors and is up for election at this meeting for a three-year term, is comprised of Messrs. Deason and Rich.

     Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the two nominees for the Board of Directors named below. The proxies cannot be voted for more than two nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select pursuant to the recommendation of Mr. Deason under his authority as the Nominating Committee for the Board. Stockholders may withhold authority to vote for any nominee by entering the name of such nominee in the space provided for such purpose on the proxy card.

NOMINEES FOR ELECTION AS DIRECTOR, CONTINUING DIRECTORS

     The following table lists the name and principal occupation of each nominee and each continuing director, and the year in which each such person was first elected as a director of ACS.

                                                                                              SERVED AS
                                                                                              DIRECTOR
NAME                                                     PRINCIPAL OCCUPATION                   SINCE
----                                                     --------------------                 ---------
Darwin Deason*............................  Chairman of the Board                               1988
Jeffrey A. Rich*..........................  President and Chief Executive Officer               1991
Mark A. King..............................  Executive Vice President and Chief Financial
                                            Officer                                             1996
William L. Deckelman, Jr. ................  Executive Vice President, Corporate Secretary
                                            and General Counsel                                 2000
Henry Hortenstine.........................  Executive Vice President; Group President of
                                            ACS Technology Solutions Group                      1996
Peter A. Bracken..........................  Vice Chairman of ACS Government Solutions
                                              Group, Inc                                        1997
Joseph P. O'Neill.........................  President and Chief Executive Officer, Public
                                              Strategies, Washington, Inc.                      1994
Frank A. Rossi............................  Chairman, FAR Holdings Company, L.L.C.              1994
Clifford M. Kendall.......................  Private Investor                                    1997

---------------

* Nominee for election as director at this year's Annual Meeting.

BUSINESS EXPERIENCE OF NOMINEES AND CONTINUING DIRECTORS

     Set forth below is certain information with respect to each of the nominees for the office of director and each continuing director.

     DARWIN DEASON*, age 60, has served as Chairman of the Board of ACS since its formation in 1988. He also served as Chief Executive Officer from the formation of ACS until February 1999. Prior to the formation of ACS, Mr. Deason spent 20 years with MTech Corp., a data processing subsidiary of MCorp, a bank holding corporation based in Dallas, Texas, serving as MTech's Chief Executive Officer and Chairman of the Board from 1978 until April 1988, and served on the board of various subsidiaries of MTech and MCorp. Prior to that, Mr. Deason was employed in the data processing department of Gulf Oil in Tulsa, Oklahoma. Mr. Deason has over 30 years of experience in the information technology industry. Mr. Deason is a director of Precept Business Services, Inc., an affiliate of ACS and a publicly traded company, where he is Chairman of the Board and has voting control.

     JEFFREY A. RICH*, age 40, has served as President and Chief Executive Officer of ACS since February 1999. Prior to then, he had served as President and Chief Operating Officer since April 1995. He has served as a director of ACS since August 1991. Mr. Rich joined ACS in 1989 as Senior Vice President and Chief Financial Officer and was named Executive Vice President in 1991. Prior to joining ACS, Mr. Rich served as a Vice President of Citibank N.A. from March 1986 through June 1989, and also served as an Assistant Vice President of Interfirst, Bank Dallas, N.A. from 1982 until March 1986.

     MARK A. KING, age 43, has served as Executive Vice President and Chief Financial Officer since May 1995 and as a director since May 1996. Mr. King joined ACS in November 1988 as Chief Financial Officer of

---------------

* Nominee for election as director at this year's Annual Meeting.

various ACS subsidiaries. Prior to joining ACS, Mr. King was Vice President and Assistant Controller of MTech. Mr. King has over 20 years of finance and accounting experience, including over 14 years of experience in the information technology industry.

     WILLIAM L. DECKELMAN, JR., age 43, rejoined ACS as Executive Vice President, Corporate Secretary and General Counsel of ACS in March of 2000 and was appointed at that time to serve out the remainder of the term of David W. Black as director, who had resigned from the board. From May 1995 to March 2000, Mr. Deckelman was in private law practice, and was a shareholder of the law firm of Munsch Hardt Kopf & Harr, P.C. in Austin, Texas from January 1996 until March 2000. Previously, Mr. Deckelman served as Executive Vice President, Secretary and General Counsel of ACS from November 1993 until May 1995, and as Senior Vice President, Secretary and General Counsel of ACS from February 1989 through November 1993. Prior to that time he was an attorney with Electronic Data Systems Corporation, MTech and Winstead Sechrest & Minick, Dallas, Texas.

     HENRY G. HORTENSTINE, age 56, has served as Executive Vice President of ACS since March 1995, as Group President of ACS Technology Solutions Group since April 1998 and as a director since September 1996. Prior to that time, he served as Senior Vice President -- Business Development from July 1993 to March 1995. Mr. Hortenstine was engaged by ACS as a consultant providing various business and corporate development services from 1990 to July 1993. Prior to that, he was Senior Executive Vice President of Lomas Mortgage USA, a subsidiary of Lomas Financial Corporation, from 1987 to 1989.

     PETER A. BRACKEN, age 59, joined Computer Data Systems, Inc. (now known as ACS Government Solutions Group, Inc.) in May 1996 as Chief Executive Officer and President. At the time of the acquisition by ACS of ACS Government Solutions Group, Inc. by a merger in December 1997, Mr. Bracken became an Executive Vice President and ACS director, and served as Group President of ACS Government Solutions Group, Inc. from April 1998 until July 1999. Mr. Bracken now serves ACS as Vice Chairman of ACS Government Solutions Group, Inc. From 1986 to 1996, Mr. Bracken was employed by Martin Marietta Corporation (now Lockheed Martin Corporation), most recently as President of the Information Sciences Group. Before joining Martin Marietta in 1986, Mr. Bracken served as Director of Mission Operation and Data Systems for NASA's Goddard Space Flight Center.

     JOSEPH P. O'NEILL, age 53, has served as a director of ACS since November 1994 and also serves as a consultant to ACS. Mr. O'Neill has served as President and Chief Executive Officer of Public Strategies Washington, Inc., a public affairs and consulting firm, since March 1991, and from 1985 through February 1991 served as President of the National Retail Federation, a national association representing United States retailers. Mr. O'Neill also is a director of Careerstaff, Inc.

     FRANK A. ROSSI, age 63, has served as a director of ACS since November 1994 and also serves as a consultant to ACS. Mr. Rossi has served as Chairman of FAR Holdings Company, L.L.C., a private investment firm, since February 1994, and before that was employed by Arthur Andersen & Co. for over 35 years. Mr. Rossi served in a variety of capacities for Arthur Andersen since 1959, including Managing Partner/Chief Operating Officer and as a member of the firm's Board of Partners and Executive Committee.

     CLIFFORD M. KENDALL, age 69, had been with ACS Government Solutions Group, Inc. since the founding of its predecessor in 1968 until it was acquired by ACS by a merger in December 1997. At the time of the merger in December 1997, Mr. Kendall became an ACS director. From 1970 to 1991, Mr. Kendall served as Chief Executive Officer of ACS Government Solutions, Inc. Mr. Kendall also currently serves as a director of Washington Real Estate Investment Trust.

     Except as set forth above, none of the nominees holds a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of
Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE TWO NOMINEES FOR DIRECTOR SET FORTH ABOVE.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Special Compensation Committee, the Independent Directors Committee, the Special Transactions Committee and the Nominating Committee. The Audit Committee is composed of Messrs. Rossi (Chairman), O'Neill and Kendall. The Audit Committee was formed in 1994 and given general responsibility for meeting periodically with representatives of ACS' independent public accountants and electronic data processing ("EDP") auditors to review the general scope of audit coverage, including consideration of ACS' accounting and EDP practices and procedures and the adequacy of ACS' system of internal controls, and to report to the Board of Directors with respect thereto. The Audit Committee also is responsible for recommending to the Board of Directors the appointment of ACS' independent public accountants and EDP auditors and is also responsible for monitoring ACS' "Year 2000" compliance.

     The Compensation Committee was formed in May 1994. The members of the Compensation Committee are Messrs. Deason (Chairman), Rossi and O'Neill. The Compensation Committee is responsible for recommending to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation of the executive officers of ACS, including reviewing the salaries of the executive officers and recommending bonuses and other forms of additional compensation for the executive officers and the administration of and grant of awards under ACS' stock option plans. In connection with ACS' establishment of certain procedures to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, so that compensation to executive officers whose annual compensation exceeds $1 million may be deductible by ACS for federal income tax purposes, ACS formed the Special Compensation Committee in August 1996. The members of the Special Compensation Committee are Messrs. Rossi and O'Neill (Chairman). The Special Compensation Committee is responsible for reviewing the compensation of the executive officers whose annual compensation exceeds $1 million, including reviewing and recommending salaries, bonuses and other forms of additional compensation, including grants of awards under the stock option plans.

     The members of the Independent Directors Committee are Messrs. O'Neill and Rossi (Chairman). The Independent Directors Committee was formed in May 1994 to review annually the prices and terms of the services, forms and supplies provided between ACS and Precept Business Services, Inc., an affiliate of ACS, pursuant to the parties' reciprocal services agreement, and other related party transactions. See "Certain Transactions."

     The Special Transactions Committee, which was formed in August 1997 and on which Mr. Deason serves, has the responsibility of considering, evaluating, and approving the terms of potential transactions resulting in the acquisition of assets, businesses, or stock of third parties for cash, ACS Class A common stock, or other consideration with a dollar value of up to the greater of $50,000,000 or 10% of ACS' consolidated assets.

     The Nominating Committee, which was formed in March 1999 and on which Mr. Deason serves, has the responsibility of considering, evaluating and recommending to the Board the slate of director nominees. Recommendations as to nominees will be considered by the Nominating Committee. Such recommendations can be submitted to the Nominating Committee by directing them to ACS' executive offices at 2828 North Haskell Avenue, Dallas, Texas 75204, to the attention of Darwin Deason.

     During the fiscal year ended June 30, 2000, there were four regular, meetings of ACS' Board of Directors. During the fiscal year, there were eleven meetings (several of which were for the purpose of monitoring Y2K compliance) held by the Audit Committee, seven meetings held by the Compensation Committee, one meeting held by the Special Compensation Committee, one meeting held by the Independent Directors Committee and one meeting held by the Nominating Committee.

                                   PROPOSAL 2

                    APPROVAL OF PERFORMANCE-BASED INCENTIVE
               COMPENSATION FOR THE COMPANY'S EXECUTIVE OFFICERS

     The Internal Revenue Code limits ACS' tax deduction for expense in connection with compensation of its chief executive officer and its four other most highly-compensated executive officers for any fiscal year to the extent that the remuneration of such person exceeds $1 million during such fiscal year, excluding remuneration that qualifies as "performance-based compensation."
Section 162(m) of the Internal Revenue Code provides that in order for remuneration to be treated as qualified performance-based compensation, the material terms of the performance goals must be disclosed to and approved by the stockholders of the employer.

     At the Annual Meeting, the stockholders will be asked to approve the terms relating to incentive compensation to be paid to ACS' executive officers. Executive officer compensation for fiscal year 2001 will consist of a base salary, stock option plan, and bonus compensation and will be based on criteria similar to criteria previously used for ACS' executive officers. See "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation." Executive officers will be entitled to receive varying ranges of up to 250% (up to 250% for the Chairman of the Board, up to 200% for the President and Chief Executive Officer and from 125% up to 150% for all other executive officers) of their base salaries upon achievement of bonus performance goals, which include ACS' achievement of four targeted financial measures: consolidated revenues, consolidated earnings before interest, taxes and depreciation, consolidated pre-tax earnings and consolidated earnings per share. In addition to the above described bonus plan, for fiscal year 2001, there is an accelerator bonus plan which allows each of the executive officers to earn up to an additional 25% of their maximum bonus upon exceeding certain financial projections. The maximum bonus that any executive officer may receive for the fiscal year 2001 will be $1,794,648. The bonus performance goals have been pre-established by the Compensation Committee and approved by the Board of Directors for all executive officers other than any executive officer whose compensation may exceed $1 million. For any executive officer whose compensation may exceed $1 million, bonus performance goals are previously established by the Special Compensation Committee, which is comprised solely of non-employee directors, and approved by the Board of Directors. ACS believes that the incentive-related provisions provide performance incentives that are and will be beneficial to ACS and its stockholders.

     THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCENTIVE COMPENSATION PROVISIONS FOR THE EXECUTIVE OFFICERS.

           DIRECTOR AND EXECUTIVE COMPENSATION AND OTHER INFORMATION

DIRECTOR'S COMPENSATION

     Messrs. Rossi, O'Neill and Kendall, three of the members of the Board of Directors of ACS who are not employed by ACS, receive compensation in the amount of $3,000 for attendance at each Board meeting. Directors are reimbursed for their travel expenses incurred in connection with the meetings. ACS has granted Messrs. Rossi's and O'Neill's options to purchase 50,000 and 20,000 shares of Class A common stock, respectively. Messrs. Rossi's and O'Neill's options are fully vested and exercisable and Mr. Rossi has exercised options to purchase 5,000 shares of Class A common stock. In addition, Mr. Kendall has an option covering 50,000 shares of Class A common stock which was awarded to him shortly after the acquisition by merger of ACS Government Solutions, Inc. in December 1997, in recognition of his duties after the merger with ACS and ACS Government Solutions, Inc. Mr. Kendall's options vest ratably over five years.

SUMMARY OF NAMED EXECUTIVE OFFICERS' CASH AND OTHER COMPENSATION

     The following table sets forth certain information regarding compensation paid for all services rendered to ACS in all capacities during fiscal years 2000, 1999 and 1998 by ACS' chief executive officer and the four other most highly compensated executive officers of ACS whose total annual salary and bonus exceeded $100,000, based on salary and bonuses earned during fiscal year 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                         -----------------------------------------------   -------------------------------------------------
                                                                                                   PAYOUTS
                                                                           RESTRICTED              -------
                                                                             STOCK                  LTIP
NAME AND PRINCIPAL                                       OTHER ANNUAL        AWARDS     OPTIONS/   PAYOUTS      ALL OTHER
POSITION                 YEAR   SALARY    BONUS($)    COMPENSATION($)(1)     ($)(2)     SARS(3)    ($)(2)    COMPENSATION($)
------------------       ----   -------   ---------   ------------------   ----------   --------   -------   ---------------
Darwin Deason..........  2000   525,000   1,367,625           --                             --      --              --
  Chairman of            1999   525,000   1,312,500           --               --        75,000      --              --
  the Board              1998   487,500   1,250,000           --               --            --      --              --
Jeffrey A. Rich........  2000   425,000     885,700           --               --            --      --           1,063
  President and Chief    1999   425,000     850,000           --               --       250,000      --           2,922
  Executive Officer      1998   312,500     650,000           --               --            --      --              --
Mark A. King...........  2000   275,000     429,825           --               --        50,000      --           1,146
  Executive Vice         1999   275,000     412,500           --               --        50,000      --           1,289
  President and Chief    1998   212,500     337,500           --               --        40,000      --              --
  Financial Officer
Henry G. Hortenstine...  2000   275,000     429,825           --               --       100,000      --           1,203
  Group President --     1999   275,000     412,500           --               --            --      --           1,719
  ACS Technology         1998   237,500     375,000           --               --        40,000      --              --
  Solutions, and
  Executive Vice
  President
Lynn Blodgett..........  2000   225,000     261,000           --               --            --      --           2,501
  Group President --     1999   196,875     180,000           --               --        80,000      --              --
  Business Process       1998   143,750      91,875           --               --        40,000      --              --
  Solutions Group, and
  Executive Vice
  President

---------------

(1) None of the Named Executive Officers received personal benefits, securities or property in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus during fiscal years 2000, 1999 and 1998.

(2) ACS did not grant any restricted stock awards or long-term incentive plan payouts to the Named Executive Officers during fiscal years 2000, 1999 and 1998.

(3) ACS did not grant any stock appreciation rights ("SARS") to the Named Executive Officers during fiscal years 2000, 1999 or 1998.

     The following table sets forth the number of options granted during the fiscal year ended June 30, 2000 to the Named Executive Officers to purchase shares of Class A common stock and the potential realizable value of these options.

                     OPTION GRANTS DURING FISCAL YEAR 2000

                                            INDIVIDUAL GRANTS
                         --------------------------------------------------------     POTENTIAL REALIZABLE
                                         % OF TOTAL                                     VALUE AT ASSUMED
                          NUMBER OF     OPTIONS/SARS                                     ANNUAL RATES OF
                          SECURITIES     GRANTED TO                                 STOCK PRICE APPRECIATION
                          UNDERLYING    EMPLOYEES IN                                   FOR OPTION TERM(1)
                         OPTIONS/SARS      FISCAL       EXERCISE OR    EXPIRATION   -------------------------
NAME                      GRANTED(#)      YEAR(%)      BASE PRICE($)      DATE         5%($)        10%($)
----                     ------------   ------------   -------------   ----------   -----------   -----------
Darwin Deason..........         --           --               --             --             --            --
Jeffrey A. Rich........         --           --               --             --             --            --
Mark A. King...........     50,000          4.2%           39.00        9/13/09      1,226,350     3,107,800
Henry G. Hortenstine...    100,000          8.5%           39.00        9/13/09      2,452,700     6,215,600
Lynn Blodgett..........         --           --               --             --             --            --

---------------

(1) The amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of ACS' stock price.

     The following table provides information related to options exercised by the Named Executive Officers during fiscal year 2000 and the number and value of options held at fiscal year end. ACS does not have any SARS outstanding.

                 AGGREGATE OPTION/SAR EXERCISES IN FISCAL 2000
                   AND FISCAL YEAR END 2000 OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS/SARS AT          IN-THE-MONEY OPTIONS/SARS
                          SHARES          VALUE            FISCAL YEAR END(#)         AT FISCAL YEAR END($)(2)
                        ACQUIRED ON      REALIZED      ---------------------------   ---------------------------
NAME                     EXERCISE         ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   --------------   -----------   -------------   -----------   -------------
Darwin Deason.........      --              --                --         75,000              --     $  754,687
Jeffrey A. Rich.......      --              --           222,050        510,000      $5,107,150     $6,485,625
Mark A. King..........      --              --            40,014        260,000      $  920,322     $2,333,125
Henry G.
  Hortenstine.........      --              --           103,970        300,000      $2,391,310     $2,480,000
Lynn Blodgett.........      --              --                --        120,000              --     $   20,000

---------------

(1) Represents the value realized upon exercise calculated as the number of options exercised times difference between the average of the high and low stock trading price from the trading day immediately prior to the exercise date and the exercise price.

(2) Represents the value of unexercised options calculated as the number of unexercised options times the difference between the closing price at June 30, 2000 of $33.125 and the exercise price.

MR. DEASON'S SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT AND EMPLOYMENT AGREEMENT; SEVERANCE AGREEMENTS FOR CERTAIN EXECUTIVE OFFICERS

     In December 1998, ACS entered into a Supplemental Executive Retirement Agreement with Mr. Deason. Pursuant to the Supplemental Executive Retirement Agreement, which was previously reviewed and approved by the Special Compensation Committee, Mr. Deason will receive a benefit upon the occurrence of certain events equal to the excess of the value of particular options granted to Mr. Deason (including 75,000 shares covered by options granted in October 1998 with an exercise price of $23.08 per share) over an actuarially calculated amount based on a percentage of his average monthly compensation determined by his monthly compensation during the highest thirty-six consecutive calendar months from among the 120 consecutive calendar months ending on the earlier of his termination with ACS or his normal retirement date. The percentage applied to the average monthly compensation will vary from 2% on June 30, 1999 to 56% on May 18, 2005. The events triggering the benefit are normal retirement, late retirement, total and permanent disability, death, resignation, change in control of ACS or termination for reasons other than cause. The benefit will be paid in a lump sum or, at the election of Mr. Deason, in monthly installments over a period not to exceed ten years. If the payment is caused by a change in control and at such time Mr. Deason would be subject to an excise tax under the Internal Revenue Code with respect to the benefit, the amount of the benefit will be grossed-up to offset this tax.

     In March 1999, ACS also entered into an Employment Agreement with Mr. Deason. The Employment Agreement, which was previously reviewed and approval by the Special Compensation Committee and replaced an earlier severance agreement, has a term until May 18, 2004, unless extended in accordance with its terms or terminated earlier, either by Mr. Deason or by a unanimous vote of the Board of Directors (not including Mr. Deason). The Employment Agreement provides for a base salary of $525,000 per year, subject to annual adjustments by a percentage equal to the average percentage adjustments to the annual salaries of the top five executive officers of ACS. The Employment Agreement also provides for an annual bonus based on the achievement of financial goals set for Mr. Deason by the Special Compensation Committee. This bonus can be up to 250% of Mr. Deason's base salary for that year. In addition, the Employment Agreement provides for severance benefits for Mr. Deason upon a change of control of ACS and for supplemental retirement benefits for Mr. Deason.

     ACS has previously entered into severance agreements with certain of its executive officers, which upon the occurrence of certain events, will entitle the executive to receive a severance benefit. Under the severance agreements, one of the conditions to payment of the severance benefit is that one of the following triggering events must occur: (i) ACS undergoes a consolidation or merger in which ACS is not the surviving company or in which ACS common stock is converted into cash, securities or other property such that ACS holders of common stock do not have the same proportionate ownership of the surviving company's common stock as they held of ACS' common stock prior to the merger or consolidation; (ii) ACS sells, leases or transfers all or substantially all of its assets to a company in which ACS owns less than 80% of the outstanding voting securities; or (iii) ACS adopts or implements a plan or proposal to liquidate ACS. If the board of directors of ACS does not approve the consummation of any of such foregoing triggering events, then each executive officer shall be entitled to receive the severance benefit. If the board of directors of ACS approves the consummation of the triggering event, then the executive's right to receive the severance benefit accrues only if, within three years of the consummation of the triggering event, (a) the executive is terminated without cause, (b) the executive is directly or indirectly removed from a position he held prior to the consummation of the triggering event, (c) the executive suffers a significant and adverse change in the nature or scope of his authority or responsibilities, (d) the executive believes in good faith that he has been rendered unable to carry out his responsibilities or has suffered a reduction of his authority or responsibilities, (e) the executive is required to travel significantly more than prior to the consummation of the triggering event, or (f) if ACS materially breaches the severance agreement.

     The executive's right to receive such severance benefit also accrues if a person or entity (other than one or more trusts established by ACS for the benefit of employees of ACS or a person or entity that holds 15% or more of ACS' outstanding common stock on the date the particular severance agreement was entered into) becomes the beneficial owner of 15% or more of ACS' outstanding common stock, but only if during any period of 24 consecutive months there is a turnover of a majority of the board of directors. There shall be excluded from the determination of the turnover of directors, (i) those directors who are replaced by new directors who are approved by a vote of at least a majority of the directors (continuing director) who have been a member of the board of directors of ACS since August 5, 1997, (ii) a member of the board who succeeds an otherwise continuing director and who was elected, or nominated for election by ACS' stockholders, by a majority of the continuing directors then still in office, and (iii) any director elected, or nominated for election by ACS' stockholders to fill any vacancy or newly created directorship by a majority of the continuing directors still in office.

     The severance benefit to be received by each executive includes a lump sum payment, equal to three times the sum of (i) the executive's per annum base salary, plus (ii) the executive's bonus for the preceding fiscal year, plus
(iii) the executive's target bonus for the then-current fiscal year, pro rated to reflect the number of days the executive was employed by ACS in that fiscal year. In addition, ACS will, for up to three years after severance, continue to pay insurance benefits to the executive until the executive secures employment that provides replacement insurance, and ACS will continue to provide insurance benefits to the executive to the extent any new insurance the executive receives from a subsequent employer does not cover a pre-existing condition. Also, when determining any executive's eligibility for post-retirement benefits under any welfare benefit plan, the executive shall be credited with three years of participation and age credit. The executive is also entitled to receive additional payments to compensate for the effect of excise taxes imposed under
Section 4999 of the Internal Revenue Code and any interest or penalties associated with these excise taxes upon payments made by ACS for the benefit of the executive.

     These severance agreements may be terminated by ACS with one year advance written notice; however, if a triggering event is consummated prior to termination by ACS, then these agreements will remain in effect for at least three years plus any additional time necessary to give effect to the terms of the agreements.

COMPENSATION COMMITTEE AND SPECIAL COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

     The Compensation Committee has been responsible for administering ACS' Stock Option Plans and approving compensation for ACS' senior executives, including recommending to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation for all executive officers, except that such approval and recommendation with respect to salaries, bonus and other compensation for Mr. Deason and Mr. Rich are the responsibility of the Special Compensation Committee. The objective of ACS' executive compensation program is to attract and retain qualified, motivated executives and to closely align their financial interests with both the short and long-term interests of ACS' stockholders. The executive compensation program is intended to provide ACS' executive officers with overall levels of compensation that are competitive within the information industry, as well as within a broader spectrum of companies of size and complexity.

     The three principal components of ACS' executive compensation program are base salary, annual incentive bonus opportunities and stock options.

     BASE SALARIES

          Each executive officer's base salary is reviewed annually and is subject to adjustment on the basis of individual, corporate and, in some instances, business unit performance, as well as competitive and inflationary considerations.

     INCENTIVE BONUS

          Incentive bonus payments for executive officers are made at the end of each fiscal year based upon the achievement of some or all of the following: consolidated financial criteria (which can include consolidated revenues, consolidated earnings before interest, taxes and depreciation, consolidated pre-tax earnings and consolidated earnings per share), business unit financial criteria, and the attainment of individual goals. Such criteria and goals are established by the Chairman of the Board of ACS, subject to approval by the Compensation Committee of the Board of Directors, at the beginning of each fiscal year (or, in the cases of the Chairman and the Chief Executive Officer, subject to the approval of the Special Compensation Committee). During fiscal year 2000, ACS achieved 99.2% of such measures of consolidated financial criteria.

          For fiscal year 2000, executive officers were eligible to receive maximum bonuses of between 125% and 250% of salary provided the set goals and criteria were met.

          In addition to the above described bonus plan, for fiscal year 2001, there is an accelerator bonus plan which allows each of the executive officers to earn up to an additional 25% of their maximum annual bonus upon exceeding certain consolidated financial criteria. During fiscal year 2000, ACS achieved 20% of such measures of consolidated financial criteria under the accelerator bonus plan, resulting in a payment of 5% of the maximum annual bonus to each of the executive officers.

     STOCK OPTION PLAN

          ACS' 1997 Stock Incentive Plan ("Stock Option Plan") is administered by the Compensation Committee and, with respect to Darwin Deason and Jeffrey A. Rich, the Special Compensation Committee of ACS' Board of Directors. The Compensation Committee and the Special Compensation Committee have determined the individuals eligible to receive grants of options under the Stock Option Plan, the type of option granted, the number of shares of Class A common stock subject to a grant and the terms of the grant, including exercise price, exercise date and any restrictions on exercise. The Compensation Committee also has been responsible for determining the advisability and terms of any buyout of options previously granted, reductions in the exercise prices of previously granted options and the terms of any deferred grant of options granted under the Stock Option Plan.

          The Stock Option Plan also provides for the issuance of stock purchase rights. When the Compensation Committee determines to grant a stock purchase right, it will advise the recipient of the grant of the terms and conditions of the grant, including any restrictions on the grant, the number of shares subject to the grant, the exercise price of the grant and the time within which the grant must be accepted by the recipient. The maximum amount of time that a recipient may have to accept the grant is 30 days. The purchase price of stock acquired pursuant to a stock purchase right shall not be less than 50% of the fair market value of ACS' Class A common stock at the time of grant. There have been no stock purchase rights granted through June 30, 2000.

                                            Submitted by the Compensation
                                            Committee
                                            and the Special Compensation
                                            Committee
                                            of the Board of Directors:

                                            DARWIN DEASON*
                                            FRANK A. ROSSI
                                            JOSEPH P. O'NEILL

                                            *Not a member of the
                                             Special Compensation Committee

         COMPARISON OF TOTAL CUMULATIVE RETURN FROM SEPTEMBER 26, 1994
                            THROUGH JUNE 30, 2000 OF
            AFFILIATED COMPUTER SERVICES, INC. CLASS A COMMON STOCK,
              STANDARD & POOR'S COMPUTER SOFTWARE & SERVICES INDEX
                     AND THE STANDARD & POOR'S STOCK INDEX

                              [PERFORMANCE GRAPH]

       -------------------------------------------------------------------------------------------------
                              09/26/94   06/30/95   06/25/96   06/30/97   06/30/98   06/30/99   06/30/00
       -------------------------------------------------------------------------------------------------
        ACS                     100        191        294        350        481        633        414
        Standard & Poor's
         Computer Software
         & Services Index       100        145        192        296        427        641        717
        Standard & Poor's
         Stock Index            100        120        150        200        267        312        334

     Note: The graph above compares the total cumulative return of ACS Class A common stock from September 26, 1994 through June 30, 2000 with the Standard & Poor's Computer Software & Services Index and the Standard & Poor's Stock Index.

     The graph assumes the investment of $100 and the reinvestment of all dividends. The stock price performance shown on the graph is not necessarily indicative of future stock performance.

     THE ABOVE REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH OR INCORPORATED BY REFERENCE INTO ANY FILING BY ACS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT ACS SPECIFICALLY INCORPORATES SUCH REPORT OR GRAPH BY REFERENCE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For information on Compensation Committee interlocks and insider participation, see "Certain Transactions."

CERTAIN TRANSACTIONS

     In connection with the reorganization of ACS on June 30, 1994, ACS and Precept Business Services, Inc. ("Precept") entered into a reciprocal services agreement pursuant to which Precept would sell business forms and supplies, and provide courier and certain other administrative services to ACS, and ACS would provide office space and certain administrative services to Precept. Mr. Deason is a director and holds voting control of Precept. Douglas Deason, one of Mr. Deason's sons, is the President and Chief Executive officer and a director of Precept and owns approximately 7.4% of Precept's outstanding common stock. The prices for all services, forms and supplies provided by Precept to ACS under such agreement must be no less favorable than could be obtained from an independent third party and are subject to review from time to time by the Independent Directors Committee of ACS. The prices for all services provided by ACS to Precept will be at no less than ACS' direct cost. The costs incurred by ACS for services provided by Precept covered by such reciprocal services agreement, which are believed to approximate fair market value, were approximately $4.5 million for fiscal year 2000. Precept's payments to ACS under the reciprocal services agreement were approximately $100,000 for fiscal year 2000.

     Mr. Deason and ACS, along with two other investors, are the stockholders in DDH Aviation, Inc., a corporate airplane brokerage firm organized in late 1997. DDH has a $35 million line of credit with Wells Fargo Bank, N.A., for which Mr. Deason and ACS, in exchange for warrants to acquire additional voting stock, act as guarantors with ACS guaranteeing up to approximately $11.5 million of the line of credit and Mr. Deason guaranteeing up to approximately $16.5 million of the line of credit. Assuming that all warrants are exercised and all shares to be issued to certain key employees of DDH (upon the attainment of certain performance goals) have been issued, Mr. Deason owns approximately 32% of the equity interests in DDH and ACS owns approximately 16%. Mr. Deason is one of the five directors of DDH, as well as its Chairman of the Board. ACS has access to aircraft from DDH.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, independent certified accountants, has been selected as ACS' independent accountant for the fiscal year 2001. PricewaterhouseCoopers LLP was also ACS' independent accountant for fiscal year 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

                 STOCKHOLDERS PROPOSALS FOR 2001 ANNUAL MEETING

     If any stockholder of ACS intends to present a proposal for consideration at the Fiscal Year 2001 Annual Meeting of Stockholders and desires to have such proposal in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at ACS' principal executive offices, 2828 North Haskell Avenue, Dallas, Texas 75204,
Attention: William L. Deckelman, Jr., Corporate Secretary, no sooner than May 1, 2001 but not later than June 1, 2001.

                                            By Order of the Board of Directors

                                            /s/ WILLIAM L. DECKELMAN, JR.

                                                William L. Deckelman, Jr.
                                                    Corporate Secretary

September 28, 2000

                       AFFILIATED COMPUTER SERVICES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 26, 2000
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Affiliated Computer Services, Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated September 28, 2000 and the Corporation's Annual Report and hereby appoints Jeffrey A. Rich and William L. Deckelman, Jr. or either of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas 75204, on October 26, 2000 at 11:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business or matters that may properly come before the meeting or any adjournment or adjournments thereof:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)



--------------------------------------------------------------------------------
                             oFOLD AND DETACH HEREo

                                                             Please mark
                                                             your votes as
                                                             indicated in  [X]
                                                             this example



(1) To elect two (2) Directors to serve until the Annual Meeting of Stockholders for the year 2003 or until their successors are duly elected and qualified.

                FOR all nominees listed below
                 (except as indicated below)                 WITHHOLD

                         [  ]                                  [  ]


(2) To approve the performance-based incentive compensation for the Corporation's executive officers


                   FOR                  AGAINST                  ABSTAIN

                   [ ]                    [ ]                      [ ]

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

Nominees:  Darwin Deason and Jeffrey A. Rich


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE PERFORMANCE-BASED INCENTIVE COMPENSATION FOR THE CORPORATION'S EXECUTIVE OFFICERS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY PREVIOUSLY MAILED THIS PROXY.


Signature(s)                                              Dated:         , 2000
            ----------------------------------------------      ---------
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


--------------------------------------------------------------------------------
                             oFOLD AND DETACH HEREo